Exhibit 32.02

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Antaga International Corp. (the “Company”) on Form 10-Q for the period ending May 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Chih-Wei Chang, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

(1)        The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)        The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the                              Company.

Date: July 23, 2012 /s/ Chih-Wei Chang

By: Chih-Wei Chang

       Its: Chief Executive Officer, Chief Financial Officer and Director